Exhibit 10.58

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

            First Amendment to Purchase and Sale Contract (this “Amendment”) is made as of April 29, 2009, between CONCAP VILLAGE GREEN ASSOCIATES, LTD. (“Seller”) and PMF ENTERPRISES CF INC. (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of March 20, 2009 (the “Agreement”) with respect to the sale of certain property known as Village Green Apartments and located in Seminole County, Florida, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Loan Assumption Approval Period.  The Loan Assumption Approval Period, set forth in Section 4.5.9 of the Agreement, is hereby extended to May 27, 2009.

3.      Closing Date.  Section 5.1 of the Agreement shall be deleted and replaced as follows:  “The Closing shall occur on June 15, 2009 (as the same may be extended as hereinafter provided, the "Closing Date").  The Closing shall occur at the time set forth in Section 2.2.4through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to a date following the then scheduled Closing Date in order to finalize the drafting with Lender and Lender's counsel of all documents necessary or desirable to accomplish the Loan Assumption and Release.”

4.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CONCAP VILLAGE GREEN ASSOCIATES, LTD., a Texas limited partnership

By:  CCP/III VILLAGE GREEN GP, INC., a South Carolina corporation, its general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

Purchaser:

PMF ENTERPRISES CF, INC.,
a Florida corporation

By:  /s/Jerry Weston

Name:  Jerry Weston
Title:  President